CONSENT OF CHRISTOPHER WRIGHT, P.GEO.

To:    United States Securities and Exchange Commission
Pan American Silver Corp.

Re:    Expert Consent for Annual Report on Form 40-F

In connection with the annual information form of the Pan American Silver Corp. (the “Corporation”), dated February 18, 2026 (the “AIF”) and the Annual Report on Form 40-F of the Corporation, dated February 18, 2026 (the “40-F”), I, Christopher Wright, P. Geo., Vice President, Mineral Resources Management of the Corporation, hereby consent to the use and references in the AIF, 40-F and in the Corporation’s Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) (the “Registration Statements”) to my name, including as an expert or “qualified person”, and the inclusion and incorporation by reference in the AIF, 40-F and in the Registration Statement of the information prepared by me, that I supervised the preparation of or reviewed or approved by me, or for which I have assumed responsibility, that is of scientific or technical nature and all other references to such information included or incorporated by reference in the AIF, 40-F and in the Registration Statements.

Dated this 18th day of February, 2026.

/s/ "Christopher Wright"
Christopher Wright, P.Geo.